UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, Ga. 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry into a Material Definitive Agreement

See Item 2.01 below.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

WinSonic Digital Media Group, Ltd. (the “Company”) completed the acquisition of Automated Interiors, LLC. (“AI”) pursuant to an Amended and Restated Acquisition and Share Exchange Agreement (the “Acquisition Agreement”) executed on May 15, 2006 and effective for all purposes thereunder as of April 18, 2006. A copy of the Acquisition Agreement is filed as Exhibit 2.1 hereto.

Pursuant to the Acquisition Agreement, the Company acquired 100% of the membership interests in AI for a purchase price consisting of 411,956 shares of the Company’s common stock (the “Securities”). The Company and AI made customary representations, warranties, and covenants in the Acquisition Agreement.

The foregoing description of the acquisition of AI and the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement.

ITEM 3.02 Unregistered Sales of Equity Securities

See Item 2.01 above. The Securities were issued in reliance upon Section 4(2) of the Securities Act as a transaction not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1
Amended and Restated Acquisition and Share Exchange Agreement between WinSonic Digital Media Group, Ltd., Automated Interiors, LLC, William H. Mann and Jeffrey Fischer executed on May 15, 2006 and effective for all purposes thereunder as of April 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:	/s/ Winston Johnson
Winston Johnson
Chairman/CEO/Director